Exhibit 10.7

WARRANTS PURCHASE AGREEMENT

THIS WARRANTS PURCHASE AGREEMENT, dated as of February 13, 2017 (as it may from time to time be amended and including all exhibits referenced herein, this “Agreement”), is entered into by and between Matlin & Partners Acquisition Corporation, a Delaware corporation (the “Company”), and Cantor Fitzgerald & Co., a New York general partnership (the “Purchaser”), having its principal place of business at 110 East 59th Street, New York, New York 10022.

WHEREAS, the Company intends to consummate a public offering of the Company’s units (the “Public Offering”), each unit consisting of one share (a “Share”) of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), and one warrant. Each warrant entitles the holder to purchase one half of one Share at an exercise price of $5.75 per half Share. The Purchaser has agreed to purchase an aggregate of 1,000,000 warrants (the “Placement Warrants”), each Placement Warrant entitling the holder to purchase one half of one Share at an exercise price of $5.75 per half Share.

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

AGREEMENT

Section 1. Authorization, Purchase and Sale; Terms of the Placement Warrants.

A. Authorization of the Placement Warrants. The Company has duly authorized the issuance and sale of the Placement Warrants to the Purchaser.

B. Purchase and Sale of the Placement Warrants.

(i) Upon the terms and subject to the conditions of this Agreement, Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to sell to Purchaser, on the Closing Date (as defined below) the Placement Warrants in consideration of the payment of the Purchase Price (as defined below).

(ii) As payment in full for the 1,000,000 Placement Warrants being purchased under this Agreement, Purchaser shall pay $500,000 (the “Purchase Price”), by wire transfer of immediately available funds or by such other method as may be reasonably acceptable to the Company, to the trust account (the “Trust Account”) at a financial institution to be chosen by the Company, maintained by Continental Stock Transfer & Trust Company, LLC, acting as trustee (“Continental”), on the Closing Date (as defined below).

(iii) The closing of the purchase and sale of the Placement Warrants shall take place simultaneously with, and is contingent upon, the closing of the Public Offering (such date, the “Closing Date”). The closing of the purchase and sale of the Placement Warrants shall take place at the offices of Ellenoff Grossman & Schole LLP, counsel for the Company, at 1345 Avenue of the Americas, New York, New York, 10105, or such other place as may be agreed upon by the parties hereto.

C. Terms of the Placement Warrants.

(i) The Placement Warrants shall have their terms set forth in a Warrant Agreement to be entered into by the Company and a warrant agent, in connection with the Public Offering (a “Warrant Agreement”), except that so long as the Placement Warrants are held by the Purchaser or its designees, the Purchaser or its designees will not be permitted to exercise such Placement Warrants after the five year anniversary of the effective date of the Registration Statement.

(ii) At or prior to the time of the Closing Date, the Company and the Purchaser shall enter into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Company will grant certain registration rights to the Purchaser relating to the Placement Warrants and the Shares underlying the Placement Warrants; provided however, that the Purchaser may not exercise its demand and “piggy back” registration rights pursuant to such Registration Rights Agreement after five (5) and seven (7) years after the effective date of the Registration Statement, respectively, and the Purchaser may not exercise its demand registration rights thereunder more than one time.

Section 2. Representations and Warranties of the Company.  As a material inducement to the Purchaser to enter into this Agreement and purchase the Placement Warrants, the Company hereby represents and warrants to the Purchaser (which representations and warranties shall survive the Closing Date) that:

A. Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement and the Warrant Agreement.

B. Authorization; No Breach.

(i) The execution, delivery and performance of this Agreement and the Placement Warrants have been duly authorized and approved by the Company as of the Closing Date. This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. Upon issuance in accordance with, and payment pursuant to, the terms of the Warrant Agreement and this Agreement, the Placement Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

(ii) The execution and delivery by the Company of this Agreement and the Placement Warrants, the issuance and sale of the Placement Warrants, the issuance of the Shares upon exercise of the Placement Warrants and the fulfillment of, and compliance with, the respective terms hereof and thereof by the Company, do not and will not as of the Closing Date (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s capital stock or assets under, (d) result in a violation of, or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with: (i) any court or administrative or governmental body or agency, (ii) pursuant to the certificate of incorporation or the bylaws of the Company (in effect on the date hereof or as may be amended prior to completion of the contemplated Public Offering), (iii) any material law, statute, rule or regulation to which the Company is subject, or (iv) any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws.

C. Valid Issuance. The total number of shares of all classes of capital stock which the Company has authority to issue is 80,000,000 shares of common stock (which consist of 70,000,000 shares of the Company’s Class A Common Stock and 10,000,000 shares of the Company’s Class F common stock, par value $0.0001 per share (the “Class F Common Stock”)) and 1,000,000 shares of the Company’s preferred stock, par value $0.0001 per share (the “Preferred Stock”). As of the date hereof, the Company has issued and outstanding no shares of Class A Common Stock, 8,625,500 shares of Class F Common Stock (of which up to 1,125,000 shares are subject to forfeiture as described in the Registration Statement) and no shares of Preferred Stock. All of the issued shares of capital stock of the Company have been duly authorized, validly issued, and are fully paid and non-assessable.

D. Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, the Placement Warrants will be duly and validly issued and the Shares issuable upon exercise of the Placement Warrants, upon payment therefor, will be duly and validly issued, fully paid and nonassessable. On the date of issuance of the Placement Warrants, the Shares issuable upon exercise of the Placement Warrants shall have been reserved for issuance. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, the Purchaser will have good title to the Placement Warrants and the Shares issuable upon exercise of such Placement Warrants, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby, (ii) transfer restrictions under federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the actions of the Purchaser.

E. Governmental Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of any other transactions contemplated hereby.

Section 3. Representations and Warranties of the Purchaser. As a material inducement to the Company to enter into this Agreement and issue and sell the Placement Warrants to the Purchaser, the Purchaser hereby represents and warrants to the Company (which representations and warranties shall survive the Closing Date) that:

A. Organization and Requisite Authority. The Purchaser possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

B. Authorization; No Breach.

(i) This Agreement constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(ii) The execution and delivery by the Purchaser of this Agreement and the fulfillment of and compliance with the terms hereof by the Purchaser does not and shall not as of the Closing Date conflict with or result in a breach by the Purchaser of the terms, conditions or provisions of any agreement, instrument, order, judgment or decree to which the Purchaser is subject that would materially impact its ability to perform its obligations hereunder.

C. Investment Representations.

(i) The Purchaser is acquiring the Placement Warrants and, upon exercise of the Placement Warrants, the Shares issuable upon such exercise (collectively, the “Securities”), for the Purchaser’s own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

 (ii) The Purchaser is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

(iii) The Purchaser understands that the Securities are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations and warranties of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such Securities.

(iv) The Purchaser did not enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

(v) The Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Purchaser. The Purchaser has been afforded the opportunity to ask questions of the executive officers and directors of the Company. The Purchaser understands that its investment in the Securities involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Securities.

(vi) The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities by the Purchaser nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(vii) The Purchaser understands that: (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; and (b) except as specifically set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. In this regard, the Purchaser understands that the Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after an initial business combination, are deemed to be “underwriters” under the Securities Act when reselling the securities of a blank check company. Based on that position, Rule 144 adopted pursuant to the Securities Act would not be available for resale transactions of the Securities despite technical compliance with the certain requirements of such Rule, and the Securities can be resold only through a registered offering or in reliance upon another exemption from the registration requirements of the Securities Act.

(viii) The Purchaser has such knowledge and experience in financial and business matters, knowledge of the high degree of risk associated with investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder for an indefinite period of time. The Purchaser has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities. The Purchaser can afford a complete loss of its investments in the Securities.

Section 4. Conditions of the Purchaser’s Obligations. The obligations of the Purchaser to purchase and pay for the Placement Warrants are subject to the fulfillment, on or before the Closing Date, of each of the following conditions:

A. Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct at and as of the Closing Date as though then made.

B. Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.

C. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

D. Warrant Agreement. The Company shall have entered into a Warrant Agreement with a warrant agent on terms satisfactory to the Purchaser.

Section 5. Conditions of the Company’s Obligations. The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment, on or before the Closing Date, of each of the following conditions:

A. Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 shall be true and correct at and as of the Closing Date as though then made.

B. Performance. The Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser on or before the Closing Date.

C. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

D. Warrant Agreement. The Company shall have entered into a Warrant Agreement with a warrant agent on terms satisfactory to the Company.

Section 6. Lockup. The Purchaser acknowledges and agrees that the Securities shall not be transferable, saleable or assignable until 30 days after the consummation of a Business Combination, except to permitted transferees. The Securities will be deemed compensation by the Financial Industry Regulatory Authority (“FINRA”) and will therefore be subject to lock-up for a period of 180 days immediately following the date of effectiveness of the Registration Statement or commencement of sales of the Public Offering, subject to certain limited exceptions, pursuant to Rule 5110(g)(1) of the FINRA Manual. Accordingly, the Securities may not be sold, transferred, assigned, pledged or hypothecated for 180 days immediately following the effective date of the Registration Statement except to any underwriter or selected dealer participating in the Public Offering and the bona fide officers, partners or affiliates of the Purchaser and any such participating underwriter or selected dealer nor may they be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person during such 180-day period. The term “permitted transferees” shall have the meaning ascribed to such term in the Registration Statement.

Section 7. Termination. This Agreement and each of the obligations hereunder shall be null and void and without effect if the closing of the Public Offering has not occurred by June 30, 2017 unless otherwise agreed by the Company and Purchaser.

Section 8. Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Closing Date.

Section 9. Definitions. Terms used but not otherwise defined in this Agreement shall have the meaning assigned to such terms in the registration statement on Form S-1 the Company plans to file with the Securities and Exchange Commission, under the Securities Act (the “Registration Statement”).

Section 10. Miscellaneous.

A. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement without the prior written consent of the other party hereto, other than assignments by the Purchaser to affiliates thereof.

B. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

C. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, none of which need contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

D. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

E. Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the internal laws of the State of Delaware, without regard to conflicts of laws principles thereof.

F. Amendments. This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

MATLIN & PARTNERS ACQUISITION CORPORATION

By:	/s/ Gregory Ethridge

Name:	Gregory Ethridge
Title:	President

PURCHASER:

CANTOR FITZGERALD & CO.

By:	/s/ Shawn Matthews
Name:	Shawn Matthews
Title:	Chief Executive Officer

[Signature Page to the Warrants Purchase Agreement between Matlin & Partners Acquisition Corporation and Cantor Fitzgerald & Co.]